Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-230570) on Form S-3 and (Nos. 333-252407, 333-235583, 333-222257, 333-208695, 333-227918, 333-185637, 333-161845, 333-123462, and 333-106217) on Form S-8 of our report dated September 26, 2023, with respect to the consolidated financial statements of United Natural Foods, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Providence, Rhode Island
September 26, 2023